UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 13, 2005

QLT Inc. (Translation of registrant’s name into English)

British Columbia, Canada (Jurisdiction of Incorporation)	000-17082 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

887 Great Northern Way, Vancouver, B.C., Canada V5T 4T5 (Address and zip code of principal executive offices)

604.707.7000
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 415 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         b)        On June 13, 2006, QLT Inc. announced the appointment Dr. Ian John Massey, to its board of directors.

                Dr. Massey is a senior pharmaceutical executive with experience in all phases of the drug discovery and development process. Until recently, Dr. Massey was the Senior Vice President, and Head of Research and Preclinical Development, at Roche Palo Alto. From 1995 to 2002, Dr. Massey held positions of increasing responsibility at Roche Bioscience including Senior Vice President, Head of Neurobiology Business Unit and Central Research & Development and Vice President and Director of Preclinical Research and Development. Prior to joining Roche, Dr. Massey was at Syntex Research for over 15 years where he held a number of senior positions, culminating in the position of Vice President and Director, Institute of Analytical Research. Dr. Massey has a D. Phil. degree in Organic Chemistry from the University of Oxford, England, a M.A. in Organic/Natural Product Chemistry and a B.A. in Chemistry.

                This appointment brings the number of directors on the Board to ten.

                The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01	EXHIBITS

               Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Number 99.1	Description Press Release dated June 13, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant) By: /s/ Cameron Nelson Cameron Nelson Vice President and Chief Financial Officer

Dated: June 13, 2006